As filed with the Securities and Exchange Commission on March 20, 2001
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

M&T BANK CORPORATION
(Exact name of registrant as specified in its charter)
________________
NEW YORK (State or other jurisdiction of incorporation or organization)	16-0968385 (IRS Employer Identification No.)
One M&T Plaza
Buffalo, New York 14203
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
________________

M&T Bank Corporation
Directors’ Stock Plan
(as Amended and Restated February 20, 2001)
(Full title of the plan)
________________
Richard A. Lammert, Esquire
Senior Vice President and General Counsel
M&T Bank Corporation
One M&T Plaza
Buffalo, New York 14203
(716) 842-5390
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Steven Kaplan, Esq.
Arnold & Porter
555 Twelfth Street, N.W.
Washington, D.C. 20004
(202) 942-5000
_____________________

Calculation of Registration Fee
Title of Each Class of Securities To Be Registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.50 Par Value	50,000	$65.765	$3,288,250.00	$823

(1)
In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers any additional securities which may become issuable pursuant to anti-dilution provisions of the M&T Bank Corporation Directors’ Stock Plan.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Securities Act Rule 457(h), on the basis of the average of the high and low sale prices of the Registrant's Common Stock as reported on March 14, 2001 on the New York Stock Exchange, which date is within 5 business days prior to the date of the filing of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      The purpose of this Registration Statement is to register an additional 50,000 shares of common stock, par value $0.50 per share, for issuance pursuant to the M&T Bank Corporation Directors’ Stock Plan, as Amended and Restated February 20, 2001 (the "Plan"). Pursuant to General Instruction E to Form S-8, except as set forth below, the contents of Registration Statement No. 333-43171 are incorporated herein by reference.

Item 3. Incorporation of Documents By Reference

The following documents filed by M&T Bank Corporation (File No. 1-9861) ("M&T") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

(a)	M&T's Annual Report on Form 10-K for the year ended December 31, 2000.

(b)
The description of the common stock of M&T ("M&T Common Stock"), contained in a registration statement on Form 8-A filed by M&T on May 20, 1998, and any amendments or reports filed for the purpose of updating such description.

All documents filed by M&T after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all M&T Common Stock offered hereby has been sold or which deregisters such M&T Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

The consolidated financial statements of M&T incorporated in this Registration Statement by reference to M&T’s Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by PricewaterhouseCoopers LLP, independent accountants, as outlined in their report thereon incorporated in this document by reference. Such consolidated financial statements are incorporated in this document by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Documents incorporated herein by reference in the future will include financial statements, related schedules (if required) and accountants’ reports, which financial statements and schedules will have been audited to the extent and for periods set forth in such reports by the firm or firms rendering such reports, and, to the extent so audited and consent to incorporation by reference is given, will be incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

Richard A. Lammert, Esq., Senior Vice President and General Counsel of M&T, has delivered a legal opinion to the effect that the issuance and sale of the M&T Common Stock offered hereby was duly authorized by M&T and that such M&T Common Stock will be validly issued, fully paid and nonassessable when issued pursuant to the Plan. As of March 7, 2001, Mr. Lammert was the beneficial owner of 62,262 shares of M&T Common Stock and held options granted under the M&T Bank Corporation 1983 Stock Option Plan covering 140,000 shares of M&T Common stock, 100,500 of which are currently exercisable.

Item 6. Indemnification of Directors and Officers

Section 721 and 722 of the New York Business Corporation Law ("NYBCL") provide for indemnification of directors and officers. Section 721 of New York law provides that the statutory provisions under New York law are not exclusive of any other rights to which a director or officer seeking indemnification would be entitled.

Section 722 of the NYBCL provides that a corporation may indemnify a director or officer of the corporation who is made a party, or threatened to be made a party, in a civil or criminal proceeding arising out of activities undertaken at the request of the corporation (including action on behalf of another corporation, partnership, joint venture, trust, employee benefit plan or other business enterprise) against judgments, fines, amounts paid in settlement and reasonable expenses, if the director or officer acted in good faith for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other business enterprise, not opposed to, the best interests of the corporation. To be indemnified with respect to criminal proceedings, the director or officer must also have had no reasonable cause to believe that his or her conduct was unlawful. In the case of a claim by or in the right of the corporation (including stockholder derivative suits), there is no indemnification under New York law for threatened actions or a pending action otherwise settled or disposed of, and no indemnification of expenses is permitted, if the director or officer is adjudged liable to the corporation unless and only to the extent a court determines that, despite such adjudication but in view of all the circumstances, such indemnification is nonetheless proper.

The certificate of incorporation of M&T provides that M&T will indemnify to the maximum extent permissible under New York law its officers and directors for liability arising out of their actions in such capacity.

Item 8. Exhibits

      The following exhibits are filed as part of this Registration Statement.

Exhibit 4.1	M&T Bank Corporation Directors’ Stock Plan, as Amended and Restated February 20, 2001, filed herewith.

Exhibit 5	Opinion of Richard A. Lammert with respect to the legality of the Common Stock being registered, filed herewith.

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants, filed herewith.

Exhibit 23.2	Consent of Richard A. Lammert, contained in his opinion filed as Exhibit 5 hereto.

Exhibit 24	Powers of Attorney (included as part of Signature page, filed herewith).

Item 9. Undertakings

M&T hereby undertakes:

  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs 1(a) and 1(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by M&T pursuant to Section 13 or 15(d) of the Exchange Act, which are incorporated by reference in this registration statement.
  That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of M&T's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of M&T pursuant to the foregoing provisions, or otherwise, M&T has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by M&T of expenses incurred or paid by a director, officer or controlling person of M&T in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, M&T will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on March 20, 2001.

M&T BANK CORPORATION

By:  /s/ Michael P. Pinto
   Michael P. Pinto
   Executive Vice President and
   Chief Financial Officer

      KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby names, constitutes and appoints Richard A. Lammert and Steven L. Kaplan, and each of them individually, with full power to act without the other and with full power of substitution and resubstitution, the undersigned’s true and lawful attorney-in-fact and agent to execute for the undersigned and in his name, place and stead, in any and all capacities, the Registration Statement on Form S-8 (or other appropriate form) to be filed for the offering of shares of Company common stock in connection with the above-referenced plan, and any successor plan or plans, and any and all amendments (including post-effective amendments) to such registration statement, and any subsequent registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulating body, hereby granting to said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as the undersigned might or could do in person.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

Principal Executive Officer: ___________________ Robert G. Wilmers	Chairman of the Board, President and Chief Executive Officer

Principal Financial Officer:

/s/ Michael P. Pinto Michael P. Pinto	Executive Vice President and Chief Financial Officer	March 20, 2001

Principal Accounting Officer:

/s/ Michael R. Spychala Michael R. Spychala	Senior Vice President and Controller	March 20, 2001

_________________ William F. Allyn	Director

/s/ Brent D. Baird Brent D. Baird	Director	March 20, 2001

/s/ John H. Benisch John H. Benisch	Director	March 20, 2001

/s/ Robert J. Bennett Robert J. Bennett	Director	March 20, 2001

/s/ C. Angela Bontempo C. Angela Bontempo	Director	March 20, 2001

__________________ Robert T. Brady	Director

/s/ Patrick J. Callan Patrick J. Callan	Director	March 20, 2001

__________________ Carl L. Campbell	Vice Chairman of the Board

/s/ R. Carlos Carballada R. Carlos Carballada	Director	March 20, 2001

/s/ T. Jefferson Cunningham III T. Jefferson Cunningham III	Director	March 20, 2001

/s/ Donald Devorris Donald Devorris	Director	March 20, 2001
__________________ Richard E. Garman	Director

/s/ James V. Glynn James V. Glynn	Director	March 20, 2001

/s/ Daniel R. Hawbaker Daniel R. Hawbaker	Director	March 20, 2001

/s/ Patrick W.E. Hodgson Patrick W.E. Hodgson	Director	March 20, 2001

/s/ Samuel T. Hubbard, Jr. Samuel T. Hubbard, Jr.	Director	March 20, 2001

/s/ Richard G. King Richard G. King	Director	March 20, 2001

/s/ Reginald B. Newman, II Reginald B. Newman, II	Director	March 20, 2001

/s/ Peter J. O’Donnell, Jr. Peter J. O’Donnell, Jr.	Director	March 20, 2001

/s/ Jorge G. Pereira Jorge G. Pereira	Director	March 20, 2001

/s/ Robert E. Sadler, Jr. Robert E. Sadler, Jr.	Director	March 20, 2001

_________________ Stephen G. Sheetz	Director

/s/ John L. Vensel John L. Vensel	Director	March 20, 2001

/s/ Herbert L. Washington Herbert L. Washington	Director	March 20, 2001

INDEX OF EXHIBITS
Exhibit 4.1	M&T Bank Corporation Directors’ Stock Plan, as Amended and Restated February 20, 2001.

Exhibit 5	Opinion of Richard A. Lammert with respect to the legality of the Common Stock being registered.

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

Exhibit 23.2	Consent of Richard A. Lammert, contained in his opinion filed as Exhibit 5 hereto.